UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2022

S&P Global Inc.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

55 Water Street, New York, New York 10041

(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $1.00 per share)	SPGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 1, 2022, S&P Global Inc., a New York corporation (the “Company”), completed the previously announced sale of its CUSIP Global Services division, which is the CUSIP issuance and data licensing business operated by the Company on behalf of the American Bankers Association, to FactSet Research Systems Inc. (“FactSet”), pursuant to an Asset Purchase Agreement, dated as of December 24, 2021, by and between the Company and FactSet (as amended from time to time, the “Asset Purchase Agreement”), for a purchase price of $1,925,000,000 in cash, subject to customary adjustments (the “Transaction”).

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which was filed as Exhibit 2.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 8, 2022, and the full text of which is incorporated herein by reference.

Item 8.01	Other Events.

On March 1, 2022, the Company issued a press release announcing the completion of the Transaction. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated March 1, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/ Alma Rosa Montanez
By:	Alma Rosa Montanez
Assistant Corporate Secretary & Chief Corporate Counsel

Dated: March 1, 2022